UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 24, 2013

Date of Report (Date of earliest event reported)

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 24, 2013, Intermec, Inc. (“Intermec”) announced that Intermec and Honeywell International Inc. (“Honeywell”) are continuing to work diligently to receive regulatory approval from the Federal Trade Commission (“FTC”) for Honeywell’s acquisition of Intermec (the “Merger”). The parties remain committed to closing the Merger, with the goal of completing the transaction as soon as possible in third quarter 2013.

The Merger did receive unconditional clearance from the European Commission on June 14, 2013.

Forward-Looking Statements

Statements made in this current report and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts, or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: receipt of applicable regulatory approval or clearance (including from the FTC) for the Merger; and the timing of closing the Merger, if at all. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project,” and “expect,” and similar expressions as they relate to us or our management or others are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available, among other places, at the investor relations tab of Intermec’s website at www.intermec.com (which website (including the information contained therein) is not incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc. (Registrant)

	By:	/s/ YUKIO MORIKUBO
Date: June 24, 2013	Name: Yukio Morikubo
Title: Senior Vice President, General Counsel and Corporate Secretary